UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2010

MADISON AVE. MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146344	26-0687353
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SOUTH FEDERAL HWY. SUITE 100 BOCA RATON, FL		33432
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   561-549-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 2.01            Completion of Acquisition or Disposition of Assets

On October 11, 2010, the Registrant completed its acquisition of certain assets of Financial Network Media, LLC in exchange for the issuance of 25,000,000 Shares of Common Stock of the Registrant.  The assets included a proprietary data base which significantly increases the Registrant’s marketing operations.   Group Molinari LLC is the controlling shareholder of both Financial Network Media, LLC and the Registrant.

Item 8.01            Other Events

On October 11, 2010, the Board of Directors of the Registrant authorized and approved  the issuance of 100,000 Shares of Convertible Preferred Stock to be designated “Series A Convertible Preferred Stock” and which shall bear the rights, privileges and preferences as set forth in the Certificate of Designation to be filed with the Secretary of State of Delaware.   On the same date, Group Molinari LLC, the controlling shareholder of the Registrant, agreed to exchange 49,000,000 Shares of Common Stock of the Registrant for 100,000 Shares of Series A Convertible Preferred Stock.  The conversion will be completed prior to October 31, 2010, and upon such conversion the 49,000,000 Shares of Common Stock will be retired by the Registrant.  Group Molinari LLC will retain voting control of the Registrant subsequent to the conversion through voting rights granted to the holders of the Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:      October 11, 2010
MADISON AVE. MEDIA, INC.

By:/s/ J. FRANKLIN BRADLEY
J. FRANKLIN BRADLEY
President